QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS LLP]

November 17, 2008

Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121

    Re:
    Form S-4 Registration Statement
    Up to 18,976,461 shares of Ligand Pharmaceuticals Incorporated common stock, par value $0.001 per share

Ladies and Gentlemen:

        We have acted as special counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance of an aggregate of up to 18,976,461 shares (the "Shares") of the Company's common stock, $0.001 par value per share, pursuant to a registration statement on Form S-4, under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on October 20, 2008 (Registration No. 333-154454) (the "Registration Statement"), as contemplated by that certain Agreement and Plan of Merger, dated as of September 24, 2008 (as amended, the "Merger Agreement"), by and among the Company, Margaux Acquisition Corp., a wholly owned subsidiary of the Company, Latour Acquisition, LLC, a wholly owned subsidiary of the Company, and Pharmacopeia, Inc., a Delaware corporation ("Pharmacopeia"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (i) assumed that prior to the issuance of any of the Shares (a) the Registration Statement will have become effective under the Act, (b) the stockholders of Pharmacopeia will have adopted the Merger Agreement, and (c) the transactions contemplated by the Merger Agreement (other than the issuance of the Shares) will be consummated in accordance with the Merger Agreement, (ii) assumed that the proceedings proposed to be taken by the Company in connection with the authorization, issuance and delivery of the Shares will be taken in a timely manner, and (iii) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Proxy Statement/Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP

QuickLinks

  Exhibit 5.1